SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

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     14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                                 Osteotech, Inc.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required

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     previously. Identify the previous filing by registration statement number,
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

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 13, 2002

To Our Stockholders:

     The 2002 annual meeting of stockholders of Osteotech, Inc. will be held at the Sheraton Eatontown Hotel and Conference Center, 6 Industrial Way East, Eatontown, New Jersey 07724 on Thursday, June 13, 2002 at 9:00 a.m. local time. At the meeting, stockholders will act on the following matters:

     1.   Election of six directors, each for a term of one year (Proposal
          No.1);

     2. Approval of an amendment to Osteotech's 1994 Employee Stock Purchase Plan to increase the number of authorized shares of Common Stock which may be issued under the plan from 375,000 to 575,000 (Proposal No. 2);

     3. Ratification of the appointment of PricewaterhouseCoopers LLP as Osteotech's independent auditors for the year ending December 31, 2002 (Proposal No. 3); and

     4.   Any other matters that properly come before the meeting.

     Only stockholders of record at the close of business on April 22, 2002 are entitled to vote at the meeting or at any postponement or adjournment.

     We hope that as many stockholders as possible will personally attend the meeting. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the meeting.

                                             By Order of the Board of Directors,


                                             /s/ Michael J. Jeffries
                                             -----------------------------------

                                             MICHAEL J. JEFFRIES
                                             Secretary

April 29, 2002

                                TABLE OF CONTENTS

                                                                            Page

ABOUT THE MEETING.............................................................1

   What is the purpose of the annual meeting?.................................1

   Who is entitled to vote?...................................................1

   Who can attend the meeting?................................................1

   What constitutes a quorum?.................................................1

   How do I vote?.............................................................2

   Can I vote by telephone or electronically?.................................2

   Can I change my vote after I return my proxy card?.........................2

   What are the Board's recommendations?......................................2

   What vote is required to approve each item?................................2

STOCK OWNERSHIP...............................................................3

   Who are the largest owners of Osteotech's stock?...........................3

   How much stock do Osteotech's directors and executive officers own?........4

   Section 16(a) beneficial ownership reporting compliance....................5

PROPOSAL NO. 1-- ELECTION OF DIRECTORS........................................5

   Nominees standing for election to the Board................................5

   Business experience of nominees to the Board...............................6

   Board recommendation and stockholder vote required.........................7

   How are directors compensated?.............................................7

   How often did the Board meet during 2001?..................................7

DIRECTORS' STOCK OPTIONS......................................................7

BOARD COMMITTEE MEMBERSHIP....................................................8

   What committees has the Board established?.................................8

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.......................9

AUDIT FEES...................................................................10

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.................10

ALL OTHER FEES...............................................................10

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS....................................10

SUMMARY COMPENSATION TABLE...................................................11

OPTION GRANTS IN LAST FISCAL YEAR............................................12

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-
END OPTION VALUES............................................................12

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION..................13

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS...............13

   Overview..................................................................13

   Salary and bonus programs.................................................14

   Chief Executive Officer's Compensation....................................15

EMPLOYMENT AGREEMENTS........................................................16

CHANGE IN CONTROL AGREEMENTS.................................................17

ALFARO SEPARATION AGREEMENT AND GENERAL RELEASE..............................18

STOCKHOLDER RETURN PERFORMANCE GRAPH.........................................19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................20

PROPOSAL NO. 2-- APPROVAL OF AN AMENDMENT TO THE
1994 EMPLOYEE STOCK PURCHASE PLAN............................................20

   General...................................................................20

   Proposed Amendment........................................................20

   Summary of Current Plan...................................................20

   Board recommendation and stockholder vote required........................23

PROPOSAL NO.  3-- RATIFICATION OF AUDITORS...................................23

   Board recommendation and stockholder vote required........................23

ANNUAL REPORT TO STOCKHOLDERS................................................24

STOCKHOLDERS' PROPOSALS......................................................24

GENERAL......................................................................24

OTHER MATTERS................................................................24

                                 Osteotech, Inc.
                                  51 James Way
                               Eatontown, NJ 07724

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

     This proxy statement contains information related to the annual meeting of stockholders of Osteotech, Inc. to be held on Thursday, June 13, 2002, beginning at 9:00 a.m., at the Sheraton Eatontown Hotel and Conference Center, 6 Industrial Way East, Eatontown, NJ 07724, and at any postponements or adjournments thereof. The approximate date of mailing for this proxy statement and card as well as a copy of Osteotech's 2001 Annual Report is May 8, 2002.

                                ABOUT THE MEETING

What is the purpose of the annual meeting?

     At Osteotech's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including:

     o    the election of directors

     o the approval of an amendment to the 1994 Employee Stock Purchase Plan increasing the number of shares which may be issued under the plan

     o    the ratification of our independent auditors

In addition, management will report on our performance during 2001 and respond to questions from stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, April 22, 2002, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. Parking is available free of charge in the hotel parking lot.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of one-third of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 14,140,064 shares of Osteotech's common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered present at the meeting.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder as of the record date and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy card from the institution that holds their shares.

Can I vote by telephone or electronically?

     No. We have not instituted any mechanism for telephone or electronic voting. However, "street name" stockholders may be able to vote electronically through their brokers. If so, instructions regarding electronic voting will be provided by the broker as part of the package which includes this proxy statement.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with Osteotech's Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

     o    for election of the nominated slate of directors (see page 5)

     o for approval of an amendment to the 1994 Employee Stock Purchase Plan (see page 20)

     o for ratification of the appointment of PricewaterhouseCoopers LLP as Osteotech's independent auditors (see page 23)

     Pursuant to the provisions of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, with respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

     Election of directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy card marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Other proposals. For each other proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the proposal will be required for approval. A properly executed proxy card marked "ABSTAIN" with respect to any such matter will not be voted on such matter, although it will be counted for purposes of determining whether there is a quorum and in determining the number of shares necessary for approval of such matter. Accordingly, an abstention will have the effect of a negative vote.

     Broker non-votes. If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                 STOCK OWNERSHIP

Who are the largest owners of Osteotech's stock?

     Four investors own shares of common stock equal to 10.7%, 10.5%, 10.1% and 5.8%, respectively, of the outstanding shares of common stock. The table below names these investors.

Name and address of beneficial                  Aggregate number of shares         Percent of shares
owner or identity of group(1)                       beneficially owned               outstanding(2)
----------------------------------------        --------------------------         -----------------
Massachusetts Financial Services Company                1,503,271(3)                     10.7%
500 Boylston Street
Boston, MA 02116

Fidelity Management Research Corp                       1,475,200(4)                     10.5%
82 Devonshire Street
Boston, MA  02109

William J. Nasgovitz
Heartland Advisors, Inc.                                1,417,200(5)                     10.1%
789 North Water Street
Milwaukee, WI  53202

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue                                         815,425(6)                      5.8%
11th Floor
Santa Monica, CA 90401

----------

(1) The persons in the above table have sole voting and investment power with respect to all shares beneficially owned by them based upon the information set forth in the Schedule 13Gs described in (3), (4), (5) and (6) below.

(2) The percentage of stock outstanding for each stockholder is calculated by dividing (i) the number of shares deemed to be beneficially held by such stockholder as of February 28, 2002 by (ii) the sum of (A) the number of shares of common stock outstanding as of February 28, 2002 plus (B) the number of shares issuable upon exercise of options held by such stockholder which were exercisable as of February 28, 2002 or which will become exercisable within 60 days after February 28, 2002.

(3) This information was obtained from a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2002.

(4) This information was obtained from a Schedule 13G filed with the Securities and Exchange Commission on January 10, 2002.

(5) This information was obtained from a Schedule 13G filed with the Securities and Exchange Commission on January 31, 2002.

(6) This information was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002.

How much stock do Osteotech's directors and executive officers own?

     The table below shows the amount of Osteotech common stock beneficially owned (unless otherwise indicated) by Osteotech's directors, Osteotech's executive officers named in the Summary Compensation Table below and Osteotech's executive officers and directors as a group. All information is as of February 28, 2002.

                                                                                            Aggregate number of       Percent
Name and address of beneficial                                                                   of shares            shares
owner or identity of group(1)                                     Position                  beneficially owned     outstanding(2)
------------------------------------------------       ---------------------------------    ------------------     --------------

Richard W.  Bauer                                      President, Chief Executive                 460,622(3)            3.2%
                                                       Officer, and Director

Michael J. Jeffries                                    Executive Vice President, Chief            216,232(4)            1.5%
                                                       Financial Officer, Secretary and
                                                       Director

James L. Russell, Ph.D.                                Executive Vice President and               224,868(5)            1.6%
                                                       Chief Scientific Officer

Richard Russo                                          Executive Vice President and                71,810(6)              *
                                                       General Manager, International
Donald D. Johnston                                     Chairman of the Board                      509,750(7)            3.6%

Kenneth P. Fallon, III                                 Director                                    72,250(8)              *

John Phillip Kostuik, M.D.  FRCS (C)                   Director                                    56,250(9)              *

Stephen J. Sogin, Ph.D.                                Director                                    84,122(10)             *

Arthur A. Alfaro(11)                                   Former President, Chief                    172,014(12)           1.2%
                                                       Operating Officer and Director

All executive officers and directors as a group
  (8 persons)(13)                                                                               1,695,904(14)          11.1%

----------

* Represents less than 1% of Osteotech's outstanding common stock.

(1) Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares beneficially owned by them. The address of all executive officers and directors is c/o Osteotech, Inc., 51 James Way, Eatontown, New Jersey, 07724.

(2) The percentage of stock outstanding for each stockholder is calculated by dividing (i) the number of shares deemed to be beneficially held by such stockholder as of February 28, 2002 by (ii) the sum of (A) the number of shares of common stock outstanding as of February 28, 2002 plus (B) the number of shares issuable upon exercise of options or warrants held by such stockholder which were exercisable as of February 28, 2002 or which will become exercisable within 60 days after February 28, 2002.

(3) Includes 408,375 shares underlying options which are currently exercisable or which will become exercisable within 60 days after February 28, 2002.

(4) Includes 138,894 shares underlying options which are currently exercisable or which will become exercisable within 60 days after February 28, 2002.

(5) Includes 224,868 shares underlying options which are currently exercisable or which will become exercisable within 60 days after February 28, 2002.

(6) Includes 68,051 shares underlying options that are currently exercisable or which will become exercisable within 60 days after February 28, 2002.

(7) Includes 82,500 shares underlying options which are currently exercisable or which will become exercisable within 60 days after February 28, 2002 and includes 25,000 shares of common stock beneficially owned by Mr. Johnston's wife of which he disclaims beneficial ownership.

(8) Includes 60,000 shares underlying options which are currently exercisable or which will become exercisable within 60 days after February 28, 2002.

(9) Includes 56,250 shares underlying options which are currently exercisable or which will become exercisable within 60 days after February 28, 2002.

(10) Includes 78,750 shares underlying options which are currently exercisable or which will become exercisable within 60 days after February 28, 2002.

(11) Mr. Alfaro resigned his position as President and Chief Operating Officer effective November 15, 2001 and his position as a member of the Board of Directors as of January 15, 2002, and terminated his employment with us effective January 15, 2002.

(12) Includes 125,000 shares underlying options which are currently exercisable or which will become exercisable within 60 days after February 28, 2002.

(13) Does not include Mr. Alfaro.

(14) Includes 1,117,688 shares underlying options which are currently exercisable or which will become exercisable within 60 days after February 28, 2002. Does not include the 172,014 shares beneficially owned by Mr. Alfaro.

Section 16(a) beneficial ownership reporting compliance

     Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during 2001 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Under Osteotech's By-laws, all directors elected by stockholders are elected for a one-year term. Each of the nominees has consented to serve a one-year term. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Pursuant to the Board's authority under the By-laws, it has set the number of directors at six. Accordingly, the Board has nominated six persons to fill such positions.

Nominees standing for election to the Board

                                                     Current Position
Name                                         Age     With Company
-----------------------------------         ------   --------------------------------------------------
Donald D. Johnston                            77     Chairman of the Board

Richard W. Bauer                              57     President, Chief Executive Officer, and Director

Michael J. Jeffries                           59     Executive Vice President, Chief Financial Officer,
                                                     Secretary and Director

Kenneth P. Fallon, III                        63     Director

John Phillip Kostuik, M.D., FRCS(C)           64     Director

Stephen J. Sogin, Ph.D.                       60     Director

Business experience of nominees to the Board

     Donald D. Johnston, 77, has been a director of Osteotech since September, 1991. Mr. Johnston became Chairman of the Board in June, 1992. Over the course of 25 years Mr. Johnston held various positions of increasing responsibility with Johnson & Johnson, Inc. At the time of his retirement in May, 1986 he was a member of the Executive Committee and the Board of Directors of Johnson & Johnson, Inc. From 1992 to 1998, Mr. Johnston was a founding Director and a member of the Audit, Compensation and Executive Committees of Human Genome Sciences, Inc. He is currently a member of the Board of Directors and Chairman of the Audit Committee of Diversa Corp. Mr. Johnston has a B.A. in economics from the University of Cincinnati.

     Richard W. Bauer, 57, has served as our Chief Executive Officer and a member of the Board since he joined Osteotech in February, 1994. Mr. Bauer also served as our President from February, 1994 until September, 1999. Effective with Mr. Alfaro's resignation on November 15, 2001, Mr. Bauer resumed serving as our President. Prior to joining Osteotech, from 1992 to 1993, Mr. Bauer was President of the Prosthetic Implant Division of Zimmer, Inc., a subsidiary of Bristol-Myers Squibb Company. From 1991 through 1992, Mr. Bauer served as Senior Vice President and General Manager of Zimmer's Fracture Management Division, and as Vice President of Marketing of its Orthopaedic Implant Division from 1989 to 1991. Mr. Bauer previously served in positions of significant responsibility with Professional Medical Products, Inc., Support Systems International, Inc. and the Patient Care Division of Johnson & Johnson, Inc. Mr. Bauer is a former member of the Board of Directors of the New Jersey Chapter of the Arthritis Foundation. Mr. Bauer has B.S. and M.B.A. degrees from Fairleigh Dickinson University.

     Michael J. Jeffries, 59, Executive Vice President, Chief Financial Officer, Secretary and member of the Board of Directors, has been with Osteotech for more than twelve years. He joined Osteotech in January, 1990, originally as Senior Vice President and Chief Financial Officer, became Secretary in May, 1991 and a director in July, 1991, and was appointed Executive Vice President in October, 1992. Mr. Jeffries also served as our Chief Operating Officer from January, 1994 until September, 1999. Prior to joining Osteotech, Mr. Jeffries had more than 25 years of business experience in various positions of increasing responsibility in a number of publicly and privately held companies, for some of which he was also a member of the board of the directors. Mr. Jeffries serves as Chair of the American Association of Tissue Bank's Finance Committee. He also is a member of the Board of Directors of the American Tissue Services Foundation, which is a client of Osteotech's. See "Certain Relationships and Related Transactions" on page 20. Mr. Jeffries has a B.B.A. degree from the City College of New York and a M.B.A. degree in finance from Fordham University.

     Kenneth P. Fallon, III, 63, was elected to serve on the Board in June, 1995 and is Chief Executive Officer and a Director of Axya Medical Inc., a Massachusetts based, privately held medical device company. In 1997, Mr. Fallon was President of the surgical business at Haemonetics Corporation. In 1994 and 1995, Mr. Fallon served as Chief Executive Officer and Chairman of the Board of UltraCision Incorporated, a manufacturer of advanced technology medical devices. UltraCision was sold to Ethicon EndoSurgery, a unit of Johnson & Johnson, Inc., in November, 1995. From 1992 through 1994, Mr. Fallon served as President and Chief Executive Officer of American Surgical Technologies Corporation. Mr. Fallon was President, U.S. Operations of Zimmer, Inc., a subsidiary of Bristol-Myers Squibb Company from 1991 to 1992. From 1985 through 1991 he served as President of Zimmer's Orthopaedic Implant Division, and from 1983 to 1985 as its Vice President of Marketing. Mr. Fallon previously served in positions of significant responsibility with the Codman and Orthopedic Divisions of Johnson & Johnson, Inc. Mr. Fallon has a B.B.A. degree in marketing from the University of Massachusetts and a M.B.A. degree from Northeastern University.

     John Phillip Kostuik, M.D., FRCS(C), 64, was elected to serve on the Board in June, 1997. Dr. Kostuik is currently, and has since 1991 been, a Professor and Chairman of the Department of Orthopaedic Surgery, Johns Hopkins University, School of Medicine, Chief Spine Division. He is the past president of the Scoliosis Research Society and the North American Spine Society and he has served on the Executive Committee of the North American Spine Society. He has B.A. and M.D. degrees from Queens University, graduating in 1961.

     Stephen J. Sogin, Ph.D., 60, has served as a director of Osteotech since October, 1988. From December, 1984 until January 1, 1995, he was a founding general partner of Montgomery Medical Ventures. Dr. Sogin currently serves as a venture capital consultant and serves on the Board of Directors of Finet, Inc., and three private corporations. Dr. Sogin is also currently Chairman and Chief Executive Officer of Icomomed, a start-up internet based medical information data base. He has a B.S., M.S. and Ph.D. in microbiology from the University of Illinois. On July 1, 1997, Dr. Sogin consented to a cease and desist order issued by the Securities and Exchange Commission involving his late filing of Forms 3, 4 and 5, which he was required to file in his capacity as a General Partner of Montgomery Medical Ventures II. None of the Commission's findings involve charges that Dr. Sogin received improper gains or personal benefits as a result of these violations. Dr. Sogin has advised Osteotech that the trades in question were conducted by the partnership (Montgomery Medical Ventures II) and none of these trades were executed by him personally.

Board recommendation and stockholder vote required

     The Board of Directors recommends a vote FOR the election of each of the nominees named above. (Proposal No. 1 on the proxy card). The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors.

How are directors compensated?

     Members of the Board who are not executive officers of Osteotech receive $15,000 per annum in consideration of their serving on the Board. The Chairman of the Board receives an additional $10,000 per annum. Each Board member receives $1,000 for each Board meeting attended in excess of four per year and reimbursement for travel and related expenses incurred in connection with attendance at meetings. Members of the Board do not receive separate compensation for acting as members of committees of the Board, other than reimbursement for travel and related expenses incurred in connection with attendance at committee meetings. Directors who also serve as executive officers receive cash compensation solely for acting in such capacity as an executive officer. See "Summary Compensation Table" on page 11. In 2001, non-employee directors also received stock option grants described under "Directors' Stock Options" below.

How often did the Board meet during 2001?

     The Board of Directors met four times during 2001. Each director attended at least 75% of the total number of meetings of the Board and committees on which he served.

                            DIRECTORS' STOCK OPTIONS

     During the year ended December 31, 2001, we granted options to purchase common stock under Osteotech's 1991 Independent Directors' Stock Option Plan, exercisable at a price equal to the fair market value of Osteotech's common stock on the date of grant, as follows:

                                                    Number of
Name                                                Options(1)    Exercise Price
-------------------------------------------         ----------    --------------
Kenneth P.  Fallon, III....................           11,250          $4.95
Donald D. Johnston.........................           11,250           4.95
John Phillip Kostuik, M.D., FRCS(C)........           11,250           4.95
Stephen J.  Sogin, Ph.D....................           11,250           4.95

----------
(1) All of the options listed here were granted on June 14, 2001, vest on the first anniversary of the date of grant and expire ten (10) years from the date of grant. Osteotech's 1991 Independent Directors' Stock Option Plan expired in September, 2001. We expect to grant options to our non-employee directors under our 2000 Stock Plan in a manner which is substantially similar to the grants under our 1991 Independent Directors' Stock Option Plan.

                           BOARD COMMITTEE MEMBERSHIP

What committees has the Board established?

     The Board of Directors has standing Executive, Compensation and Audit Committees. Osteotech does not have a Nominating Committee. The membership of the standing committees is set forth in the following table.

                                           Executive    Compensation      Audit
Name                                       Committee      Committee    Committee
-------------------------------------      ---------      ---------    ---------

Richard W. Bauer.....................          *

Kenneth P.  Fallon, III..............                         *

Donald D. Johnston...................          *             **             **

John Phillip Kostuik, M.D., FRCS(C)..                                        *

Stephen J.  Sogin, Ph.D..............          *              *              *

----------
*    Member

**   Chair. There is no Chair of the Executive Committee

     Executive Committee. The Executive Committee possesses all of the powers of the Board except the power to issue stock, approve mergers with nonaffiliated corporations or declare dividends (except at a rate or in a periodic amount or within a price range established by the Board), and certain other powers specifically reserved by Delaware law to the Board. In 2001, the Executive Committee held two meetings.

     Compensation Committee. The Compensation Committee is charged with:

     o    reviewing Osteotech's general compensation strategy;

     o establishing salaries and bonuses for officers; reviewing benefit programs (including retirement plans) for all levels of officers and certain non-officer employees;

     o administering Osteotech's incentive compensation and stock option plans and certain other compensation plans; and

     o    approving employment contracts for officers.

In 2001, the Compensation Committee met three times.

     Audit Committee. Our common stock is traded on The Nasdaq Stock Market(R) ("Nasdaq"). In compliance with audit committee requirements for Nasdaq companies, the Audit Committee is composed of three directors, all of whom are independent. Each of the members is able to read and understand financial statements, including a balance sheet, income statement and statement of cash flow. At least one member of the Audit Committee has past employment experience in finance or accounting or satisfies the other criteria established by Nasdaq for at least one member of the Audit Committee. The Audit Committee met two times during 2001. The Audit Committee has also adopted a Charter as required by Nasdaq requirements. The charter describes the primary functions of the Audit Committee as:

     o    recommend the appointment of independent auditors;

     o review the arrangements for and scope of the audit by the independent auditors;

     o    review the independence of the independent auditors;

     o consider the adequacy of the system of internal accounting controls, and review any proposed corrective actions; and

     o review and discuss with management and the independent accountants Osteotech's draft quarterly and annual financial statements and key accounting and/or reporting matters.

                               REPORT OF THE AUDIT
                       COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of Osteotech's Board of Directors is composed of the following non-employee directors: Donald D. Johnston, Chairman, John Phillip Kostuik, M.D., FRCS and Stephen J. Sogin, Ph.D. All of the members of the Audit Committee are independent as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the appointment of Osteotech's independent accountants.

     Management is responsible for Osteotech's internal controls and the financial reporting process. Osteotech's independent accountants are responsible for performing an independent audit of Osteotech's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on Osteotech's financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Osteotech's consolidated financial statements were prepared in accordance with generally accepted accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards).

     Osteotech's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm's independence. The Audit Committee also considered whether non-audit services, as described on page 10 under "All Other Fees" and "Financial Information Systems Design and Implementation Fees" provided by the independent accountants during the year ended December 31, 2001 were compatible with maintaining the independent accountants' independence.

     Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Osteotech's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                              MEMBERS OF THE AUDIT COMMITTEE
                                              Donald D. Johnston, Chairman
                                              John Phillip Kostuik, M.D., FRCS
                                              Stephen J. Sogin, Ph.D

                                   AUDIT FEES

     Audit fees billed or expected to be billed to Osteotech by PricewaterhouseCoopers LLP for the audit of Osteotech's consolidated financial statements for the year ended December 31, 2001, statutory audits for Osteotech's foreign subsidiaries for the year ended December 31, 2001, reviews of Osteotech's financial statements included in Osteotech's Quarterly Reports on Form 10-Q for the year ended December 31, 2001, and consultation on accounting topics totaled $143,940.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were billed or are expected to be billed to Osteotech by PricewaterhouseCoopers LLP for services provided during the year ended December 31, 2001 for the design and implementation of financial information systems.

                                 ALL OTHER FEES

     Fees billed or expected to be billed to Osteotech by PricewaterhouseCoopers LLP for all other non-audit services, including consultations on domestic and foreign taxes and benefit plan audits, provided during the year ended December 31, 2001 totaled $84,934.

                    BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

     The following is a description of the background of the executive officers of Osteotech who are not directors:

     James L. Russell, Ph.D., 51, joined Osteotech in December, 1995 as Executive Vice President and Chief Scientific Officer. He previously held research and development positions of increasing responsibility for 16 years with Proctor & Gamble Company, or P&G. Dr. Russell oversaw the development of several products, in a variety of therapeutic areas, including bone-related therapeutic agents for the treatment of Paget's disease, hypocalcemia of malignancy and osteoporosis. In his prior position at P&G, he served as the Pharmaceutical Division's Director of Product Development. Dr. Russell holds a B.S. in Biology from Boston State College and a Ph.D. in Cellular Immunology from Purdue University.

     Richard Russo, 53, joined Osteotech in September, 1991, and was elected Executive Vice President and General Manager, International on July 1, 2000. From April, 1998 to June, 2000 Mr. Russo served as Executive Vice President, Strategic Planning and Business Development and from October, 1995 to April, 1998 he served as Senior Vice President, Strategic Planning and Business Development. Prior thereto Mr. Russo had held a number of progressively more responsible positions with Osteotech in the areas of marketing, business development, clinical research and regulatory affairs. Prior to joining Osteotech, Mr. Russo worked for several leading healthcare companies, having positions of responsibility in marketing, sales, business development, regulatory affairs and clinical research management. Mr. Russo earned a B.A. in philosophy from Boston College and a M.B.A. in marketing from Columbia University.

                           SUMMARY COMPENSATION TABLE

     In addition to its Chief Executive Officer, Osteotech has three other executive officers. The following table provides a summary of compensation for each of the three years ended December 31, 2001, 2000 and 1999 with respect to the persons serving as Osteotech's Chief Executive Officer during the year ended December 31, 2001 and each of Osteotech's other executive officers during the year ended December 31, 2001 who were serving in that capacity as of December 31, 2001 and whose annual salary and bonus during the year ended December 31, 2001 exceeded $100,000 and one other individual who served as an executive officer during 2001 but resigned prior to December 31, 2001 and whose annual salary and bonus during the year ended December 31, 2001 exceeded $100,000 (collectively the "Named Officers").

                                                                                                 Long-Term
                                                         Annual Compensation                    Compensation
                                                         -------------------                    ------------
                                                                                 Other
                                                                                 Annual          Securities           All Other
                                                                              Compensation       Underlying         Compensation
Name and Principal Position         Year       Salary ($)      Bonus ($)         ($) (1)         Options (#)            ($)
---------------------------         ----       ----------      ---------      -------------      -----------        -------------
Richard W. Bauer                    2001        $356,250       $     0           $     0                 0           $  3,675(3)
President and                       2000         341,250             0                 0            50,000              2,625(3)
Chief Executive Officer(2)          1999         322,500        95,043                 0            15,000              2,500(3)

Arthur A. Alfaro                    2001        $287,250       $     0           $34,417(4)              0           $609,375(5)
Former President and                2000         282,500             0            29,133(4)        125,000(6)               0
Chief Operating Officer(2)          1999          83,383(7)     70,000(8)              0           200,000(7)               0

Michael J. Jeffries                 2001        $251,750       $     0           $     0                 0           $  3,675(3)
Executive Vice                      2000         239,000             0                 0            25,000              2,625(3)
President and                       1999         225,000        42,780                 0            10,000              2,500(3)
Chief Financial Officer

James L. Russell, Ph.D              2001        $213,725       $     0           $     0                 0           $  3,675(3)
Executive Vice                      2000         204,252             0                 0            10,000              2,625(3)
President and                       1999         196,256        37,015                 0            10,000              2,500(3)
Chief Scientific Officer

Richard Russo                       2001        $224,000       $     0           $     0                 0           $  3,675(3)
Executive Vice                      2000         205,002             0                 0            25,000              2,625(3)
President and                       1999         184,256        35,341                 0            10,000              2,500(3)
General Manager,
International

(1) Excludes perquisites and other personal benefits that in the aggregate do not exceed 10% of the Named Officer's total annual salary and bonus.

(2) Mr. Alfaro resigned his position as President and Chief Operating Officer effective November 15, 2001 and terminated his employment with Osteotech effective January 15, 2002. Effective with Mr. Alfaro's resignation Mr. Bauer assumed the additional responsibilities of President.

(3)  Consist of Osteotech's annual contributions to a 401(k) plan.

(4)  Consists of relocation assistance.

(5) This is the maximum amount payable to Mr. Alfaro pursuant to the terms of the Separation Agreement and General Release by and between Mr. Alfaro and Osteotech, described under "Alfaro Separation Agreement and General Release" on page 18, which amount includes up to $30,000 for outplacement services. Although the amounts under the agreement will not be paid until 2002, and possibly into 2003, the obligation accrued in 2001. The minimum amount payable to Mr. Alfaro pursuant to the terms of the Separation Agreement is $263,750.

(6) As of Mr. Alfaro's termination of employment with Osteotech on January 15, 2002, the non-vested options issued in 2000 for the purchase of 100,000 shares of Common Stock were terminated and the vested options issued in 2000 for the purchase of 25,000 shares of Common stock were exercised by Mr. Alfaro in April 2002.

(7) Pursuant to his employment agreement, Mr. Alfaro was entitled to receive an annual salary of $275,000 (subject to readjustment from time to time), of which $83,383 was paid in 1999, in addition to an option to purchase 200,000 shares of Common Stock at an exercise price of $12.625. As of Mr. Alfaro's termination of employment with Osteotech on January 15, 2002, the non-vested options issued in 1999 for the purchase of 100,000 shares of Common Stock were terminated and the vested options issued in 1999 for the purchase of 100,000 shares of Common stock were cancelled on April 15, 2002.

(8)  Consists of a signing bonus of $20,000 and a performance bonus of $50,000.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The Compensation Committee did not grant any options to any of our executive officers in 2001 because we failed to meet our goals in 2001. See "Report of the Compensation Committee of the Board of Directors."

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth the information with respect to the Named Officers concerning the exercise of options during 2001 and unexercised options held as of December 31, 2001.

                                                                  Number of Securities              Value of Unexercised
                                                                 Underlying Unexercised             In-the-Money Options
                                                                 Options at Year-End (#)             at Year-End ($)(1)
                               Shares                         -----------------------------    -------------------------------
                              Acquired
                                 on
                              Exercise          Value
           Name                  (#)         Realized ($)     Exercisable     Unexercisable    Exercisable       Unexercisable
------------------------     ---------       ------------     -----------     -------------    -----------       -------------
Richard W. Bauer                  0              $0             408,375            60,625        $ 53,504           $ 89,688
Michael J. Jeffries               0               0             138,894            33,750          36,596             43,563
James L. Russell, Ph.D.           0               0             224,868            18,125         147,820             15,375
Richard Russo                     0               0              68,051            32,812          28,464             43,563
Arthur A. Alfaro                  0               0             125,000           200,000          51,250            205,000

----------
(1) The amount represents the difference between the exercise price and a market value of $5.55 as determined by the last sale price as quoted on Nasdaq on December 31, 2001.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     Only Messrs. Johnston and Fallon and Dr. Sogin served on the Compensation Committee during the year ended December 31, 2001. None of these directors has ever been an officer or employee of Osteotech or any of its subsidiaries. During the year ended December 31, 2001, no executive officer of Osteotech served on the Compensation Committee or Board of Directors of any other entity which had any executive officer who also served on the Compensation Committee or Board of Directors of Osteotech.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors consists entirely of non-employee directors and determines all compensation paid or awarded to Osteotech's executive officers. The Compensation Committee believes Osteotech must retain, adequately compensate and financially motivate talented and ambitious managers capable of leading Osteotech's planned expansion in highly competitive fields, in which many of Osteotech's competitors have greater total resources. The Compensation Committee's goal is to use Osteotech's resources wisely by attracting and retaining the most effective and efficient management organization possible. In determining the compensation of the executive officers in 2001, the Compensation Committee utilized the standards set forth in the Salary Administration Program and the Executive Performance Bonus Program, which were adopted by the Compensation Committee in consultation with an independent management compensation consulting firm and are summarized below.

     Since Osteotech failed to meet its goals in 2001 the Compensation Committee decided not to increase the base annual salary, not to award a bonus or grant any options to any executive officers in 2001.

Overview

     Executive officers' compensation consists of three components:

     o    base salary

     o    cash bonus

     o    stock options

     The Compensation Committee believes that the best interests of its stockholders will be served if the executive officers are focused on the long-term objectives of Osteotech, as well as the current year's goals. The Compensation Committee views salary and cash bonuses to be the best solution to reward and provide incentive for the achievement of current goals.

     The Compensation Committee views stock options as an important long-term incentive vehicle for its executive officers. Options provide executives with the opportunity to share in the appreciation of the value of its common stock which the Compensation Committee believes would be due largely to the efforts of such executives. All options granted under Osteotech's option and stock plans have an exercise price at least equal to the fair market value of the common stock at the time of grant, and therefore any value which ultimately accrues to executive officers directly reflects stock price increases shared by our stockholders. Options will have no value if the stock price is below the exercise price. At the Compensation Committee's determination, options generally vest at the rate of 25% each year over a four (4) year period commencing on the grant date and are exercisable for a period of ten (10) years from the grant date.

     The 1994 Employee Stock Purchase Plan was adopted by the Board in January, 1994, approved by the stockholders in June, 1994 and went into effect in August, 1994. The Compensation Committee believes that all Osteotech employees should have the opportunity to acquire or increase their holdings of Osteotech common stock. All eligible employees, including executive officers, who participate in the 1994 Employee Stock Purchase Plan have deductions made by Osteotech from their compensation to purchase Osteotech's common stock quarterly at a purchase price equal to 85% of the reported last sale price of Osteotech's common stock on the last day of each quarter.

     It should also be noted that:

     o exceptions to the general principles stated herein are made when the Compensation Committee deems them appropriate to the stockholders' interest;

     o the Compensation Committee regularly considers other forms of compensation and modifications of its present policies, and will make changes as it deems appropriate; and

     o the competitive opportunities to which Osteotech's executives are exposed frequently come from private companies or divisions of large companies, for which published compensation data is often unavailable, with the result that the Compensation Committee's information about such opportunities is often anecdotal.

     Certain provisions of the Internal Revenue Code impose conditions to be met in order for a publicly held corporation to deduct compensation paid in excess of $1 million per year per employee as compensation expense for Federal income tax purposes. The value of Osteotech's common stock may make it more likely that the total compensation of executive officers may exceed this limit, since the spread between the exercise price of options and the fair market value of the common stock on the date of exercise of options must be included in the compensation of an employee in determining whether the limit is exceeded. Osteotech's option and stock plans have been designed to ensure that the compensation recognized by an executive officer upon the exercise of an option is performance based for purposes of the Internal Revenue Code Section 162(m). As a result, the Compensation Committee believes that compensation recognized by executive officers upon exercise of options granted under the Stock Plan qualifies as performance based compensation and is deductible by Osteotech for Federal income tax purposes even though it may exceed $1 million.

Salary and bonus programs

     The salaries and bonuses paid to the executive officers were determined in accordance with Osteotech's Salary Administration Program and the Executive Performance Bonus Program adopted by the Compensation Committee. These programs were developed in consultation with an independent management compensation consulting firm.

     The range of salary levels were established based upon the competitive factors in the marketplace and the level of the executive officer's position within Osteotech's management structure. The actual salary paid within such range is based, initially, on qualifications, and on an ongoing basis, upon a combination of qualifications and the executive officer's individual performance. Increases in salaries are based upon a performance appraisal which is conducted annually by the Compensation Committee. Based upon a survey conducted by the independent management compensation consultant retained by the Compensation Committee at the time this program was instituted and subsequently updated, the Compensation Committee believes that the salaries paid to its executive officers are generally within the mid-range of salaries paid to executives in similar positions at comparable companies with which Osteotech competes for executive talent.

     The primary objective of the Executive Performance Bonus Program is to provide incentives to the executive officers and other key members of management to achieve financial and business objectives. The program is designed to

     o    emphasize and improve Osteotech's performance

     o    focus management's attention on key priorities and goals

     o    reward significant contributions to Osteotech's success

     o    attract and retain results-oriented executives and managers

     The Compensation Committee has decided to look solely at Osteotech's performance when determining bonus amounts for executive officers. Except for the Chief Executive Officer, in a year of satisfactory accomplishment of company goals the range of bonuses for executive officers is generally 20% to 40% of base salary. Bonus payouts can exceed these ranges when the income before taxes goal is exceeded, and conversely, significant under-performance of Osteotech's goals could result in the reduction or suspension of bonuses at the executive level.

     Executive officers who are eligible for a bonus are also eligible to receive stock options. An annual targeted number of options has been established by the Compensation Committee based upon the salary grade of each executive officer. This number is reviewed by the Compensation Committee periodically. The number of options actually granted is based upon the individual performance of the executive officer and the Compensation Committee's assessment of the executive officer's ability to contribute to the enhancement of stockholder value in the future.

Chief Executive Officer's Compensation

     The base salary and bonus of the Chief Executive Officer are determined by the Compensation Committee in accordance with the Salary Administration Program and Executive Performance Bonus Program discussed above. In a year of satisfactory accomplishment of company goals, the range of bonus for the Chief Executive Officer is generally 30% to 50% of base salary. The bonus payout for the Chief Executive Officer can exceed these ranges when the income before taxes goal is exceeded and, conversely, significant under-performance of Osteotech's goals could result in the reduction or suspension of bonuses for the Chief Executive Officer. The differences between the compensation level of the Chief Executive Officer and that of the other executive officers are due to the Compensation Committee's acknowledgment of the importance of the Chief Executive Officer to the success of Osteotech's business. The Chief Executive Officer is also eligible to receive stock options under the Stock Plan.

      As noted above, based upon Osteotech's failure to meet its goals in 2001, the Compensation Committee decided not to increase Mr. Bauer's base salary from his 2001 level of $360,000 and not to award Mr. Bauer any bonus or grant him any options in 2001.

                                           MEMBERS OF THE COMPENSATION COMMITTEE

                                           Donald D. Johnston, Chairman
                                           Kenneth P. Fallon, III
                                           Stephen J. Sogin, Ph.D.

                              EMPLOYMENT AGREEMENTS

          Osteotech has entered into employment agreements with its executive officers. The terms of such employment agreements are summarized below.

    Name and                                                                         Other
    Position                         Term                    Salary               Compensation              Severance
--------------------        ---------------------       -----------------       ---------------         ---------------------
Richard W. Bauer            Two year term subject       $360,000                Bonus and stock         If terminated without
President and Chief         to automatic renewal,                               option grants as        cause, entitled to
Executive Officer           unless terminated at                                determined by           twelve months of base
                            least three months                                  Compensation            salary and an
                            prior to expiration of                              Committee based on      additional twelve
                            such two year term.                                 Osteotech's             months of salary,
                            Current term runs                                   performance.            unless he finds
                            through December 3,                                                         comparable
                            2002.                                                                       employment.

Michael J. Jeffries         Two year term subject       $255,000                Bonus and stock         If terminated without
Executive Vice              to automatic renewal,                               option grants as        cause, entitled to
President and Chief         unless terminated at                                determined by           severance payment
Financial Officer           least three months                                  Compensation            equal to twelve
                            prior to expiration of                              Committee based on      months' base salary.
                            such two year term.                                 Osteotech's
                            Current term runs                                   performance.
                            through December 31,
                            2003.

James L. Russell,           Two year term subject       $216,300                Bonus and stock         If terminated without
Ph.D.                       to automatic renewal,                               option grants as        cause, entitled to
Executive Vice              unless terminated at                                determined by           severance payment
President, Chief            least three months                                  Compensation            equal to twelve
Scientific Officer          prior to expiration of                              Committee based on      months' base salary.
                            such two year term.                                 Osteotech's
                            Current term runs                                   performance.
                            through December 17,
                            2003.

Richard Russo               Two year term subject       $227,000                Bonus and stock         If terminated without
Executive Vice              to automatic renewal,                               option grants as        cause, entitled to
President and               unless terminated at                                determined by           severance payment
General Manager,            least three months                                  Compensation            equal to twelve
International               prior to expiration of                              Committee based on      months' base salary.
                            such two year term.                                 Osteotech's
                            Current term runs                                   performance.
                            through March 31, 2003.

     In addition, all of the above named executive officers have entered into confidentiality and non-competition agreements with Osteotech.

                          CHANGE IN CONTROL AGREEMENTS

     In September, 1997, we entered into change in control agreements with certain officers including Richard W. Bauer, Michael J. Jeffries, James L. Russell, Ph.D. and Richard Russo to assure that Osteotech will have their continued dedication as executives notwithstanding the possibility, threat or occurrence of a change in control of Osteotech. Under the change in control agreements, a change in control is defined as (i) a change in the Board of Directors of Osteotech such that a majority of the Board is made up of persons who were neither nominated nor appointed by incumbent Directors, (ii) the acquisition by any person of a majority of the outstanding voting securities of Osteotech, except if such acquisition is effected by Osteotech itself, by an employee benefit plan of Osteotech or pursuant to an offering by Osteotech of its voting securities, (iii) a merger or consolidation of Osteotech with another company such that neither Osteotech nor any of its subsidiaries will be the surviving entity, (iv) a merger or consolidation of Osteotech following which Osteotech or a previous subsidiary of Osteotech will be the surviving entity and a majority of the voting securities of Osteotech will be owned by a person or persons who were not beneficial owners of a majority of Osteotech's voting securities prior to such merger or consolidation, (v) a liquidation of Osteotech, or (vi) a sale or disposition by Osteotech of at least 80% of its assets.

     Under the agreements, for one (1) year after the occurrence of a change in control, each executive will remain in Osteotech's employ in the same position he held before the change in control and will be entitled to a base salary and benefits no less favorable than those in effect for such executive immediately preceding the change in control. In addition, upon a change in control, all unvested stock options held by each executive will vest and become exercisable immediately, notwithstanding anything to the contrary contained in the option certificates or any plan covering such options. If, however, the change in control arises from a merger or consolidation in which neither Osteotech nor any of its subsidiaries is the surviving entity or from the liquidation of Osteotech, each executive will instead be given a reasonable opportunity to exercise such options prior to the change in control and any such options not so exercised will terminate on the effective date of the change in control.

     Upon a change in control, each of the following executives is entitled to an additional payment equal to a given number (see table below), multiplied by
(i) the amount by which the payment per share received or to be received by the stockholders of Osteotech in connection with such change in control event exceeds $8.50, or (ii) if there is no such payment, the amount by which the average of the last reported sale price of Osteotech's common stock for the five
(5) trading days immediately preceding such change in control exceeds $8.50:

                  Mr. Bauer.........................       342,251

                  Mr. Jeffries......................       169,013

                  Dr. Russell.......................        84,507

                  Mr. Russo.........................        92,957

     The agreements also provide that if, after a change in control, an executive's employment is terminated for any reason, the executive will be entitled to receive all then accrued pay, benefits, executive compensation and fringe benefits, including pro rata bonus and incentive plan earnings through the date of his termination plus the amount of any compensation he previously deferred, in each case, to the extent theretofore unpaid. In addition, unless the executive's employment was terminated by the executive without good reason (as defined below) on or prior to the 180th day after the change in control event or by Osteotech for just cause (as defined in the agreement) on or prior to the 180th day after the change in control event, the executive will receive
(i) a payment equal to three (3) times his average annual gross income for the five (5) taxable years prior to the change in control event, plus interest, and
(ii) at Osteotech's expense, medical, health and disability benefits comparable to those he received prior to the change in control for a period of three (3) years following his termination. Furthermore, unless the executive's employment was terminated by the executive without good reason prior to the first anniversary of the change in control event or was terminated by Osteotech for just cause, the executive will also be entitled to (i) the balance of all pay, benefits, compensation and fringe benefits including (but not limited to) pro rata salary, bonus and incentive plan earnings payable through the first anniversary of the change in control event, and (ii) an office and reasonable secretarial and other services from Osteotech for one year from the date of his termination.

     For purposes of the change in control agreements, good reason includes (A) the assignment to the executive of duties which are not substantially of equal status, dignity and character as the duties performed immediately prior to the change in control, (B) the failure of Osteotech to provide full compensation as contemplated by the change in control agreement, (C) the relocation of the executive's office to a location more than fifteen miles from the location required immediately prior to the change in control, or his being required to travel to a much greater extent than required immediately prior to the change in control in order to perform duties of substantially equal status, dignity and character to those performed prior to the change in control, (D) the failure of a successor corporation to expressly assume and agree to perform Osteotech's obligations under the change in control agreement, provided such successor has received at least twenty (20) days prior written notice of such obligations, and
(E) the voluntary termination by the executive for any reason after the 180th day following the change in control. Except with respect to section (E), the determination that good reason exists requires that the employee make such determination in good faith, notify Osteotech of his or her position in writing and provide twenty (20) days for Osteotech to cure.

      The Board of Directors has given a notice of non-renewal to each individual who entered into a change in control agreement with Osteotech. Such agreements will terminate in September, 2002. The Board of Directors intends to enter into new change in control agreements with certain officers, the exact terms of which have not been determined.

                 ALFARO SEPARATION AGREEMENT AND GENERAL RELEASE

     On February 18, 2002, Osteotech and Arthur A. Alfaro entered into a Separation Agreement and General Release (the "Agreement"). Pursuant to the Agreement, Mr. Alfaro resigned his position of President and Chief Operating Officer effective November 15, 2001 and resigned his position as Director of Osteotech and terminated his employment effective January 15, 2002. Under the terms of the Agreement, Osteotech will pay Mr. Alfaro compensation that is substantially equivalent to the compensation Mr. Alfaro would have been entitled to if he had been terminated without cause under the terms of his employment agreement. Specifically, Mr. Alfaro is entitled to receive $252,500 in equal semi-monthly installments of $12,625 beginning January 15, 2002 through November 15, 2002. In addition, if Mr. Alfaro has not obtained comparable employment as of November 15, 2002, he shall be entitled to receive additional semi-monthly payments of $12,625 through the earlier of November 15, 2003 or until he obtains comparable employment. Mr. Alfaro will also receive a one time payment in the amount of $11,250. In the event that Mr. Alfaro does not obtain comparable employment but receives compensation in any form from any other source of employment between November 15, 2002 and November 15, 2003, all such compensation will be deducted from any amounts owed by Osteotech to Mr. Alfaro during such period. Consistent with past practice including the payment of premiums, Mr. Alfaro's participation in Osteotech's Medical/Dental Plan, or Osteotech's payment of premiums for Mr. Alfaro's family medical and dental coverage, as well as Mr. Alfaro's participation in Osteotech's life insurance coverage will continue until all payments are made under the Agreement or the date that Mr. Alfaro obtains comparable employment, whichever is sooner. Under the terms of the Agreement, Mr. Alfaro's participation in Osteotech's Stock Purchase Plan ended on January 15, 2002. Mr. Alfaro never participated in Osteotech's 401(k) Plan and he is not entitled to any benefits thereunder. As of Mr. Alfaro's termination of employment with Osteotech on January 15, 2002, the non-vested options issued in 1999 and 2000 for the purchase of 200,000 shares of Common Stock were cancelled. The vested options issued in 1999 for the purchase of 100,000 shares of Common stock were cancelled on April 15, 2002 and the vested options issued in 2000 for the purchase of 25,000 shares of Common Stock were exercised by Mr. Alfaro in April 2002.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The graph below summarizes the total cumulative return experienced by Osteotech's stockholders during the five-year period ended December 31, 2001, compared to the Nasdaq Stock Market Index and the Dow Jones Medical Supplies Index. The changes for the periods shown in the graph and table are based on the assumption that $100.00 has been invested in Osteotech, Inc. common stock and in each index below on January 1, 1997 and that all cash dividends were reinvested.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

                                                                                    December 31,
                                          Jan. 1      -----------------------------------------------------------------------
                                           1997          1997             1998           1999           2000           2001
                                        ---------     ---------       ---------       ---------      ---------      ---------
Osteotech, Inc.                         $  100.00     $  389.27       $  664.24       $  286.59      $  101.78      $  118.92
Nasdaq Stock Market Index               $  100.00        122.07          169.07          315.13         190.15         149.91
Dow Jones Medical Supplies Index        $  100.00        119.51          169.83          137.55         174.10         204.72

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In February, 2001, we entered into a Loan Agreement with the American Tissue Services Foundation ("ATSF"), a not-for-profit tissue recovery organization. The Loan Agreement expires on December 31, 2010. Pursuant to the Loan Agreement, loans made by us mature five (5) years from the date each loan is made and bear interest at a rate per annum equal to the five year United States Treasury Bill Rate plus one percent (1%).

     Interest is payable on a quarterly basis. In February, 2002, we and ATSF amended the Loan Agreement to allow ATSF to borrow an aggregate of $2,750,000 from us. As of March 31, 2002, we had loaned ATSF an aggregate of $2,458,000 at an average interest rate of 5.59%.

      We were involved in founding ATSF in December, 2000. Michael J. Jeffries, our Executive Vice President and Chief Financial Officer, is one of three directors of ATSF. Neither Mr. Jeffries nor we own any interest in ATSF. Mr. Jeffries receives no compensation from ATSF.

     ATSF procures human bone and related connective soft tissue on our behalf pursuant to a long-term agreement which expires in December, 2015. Pursuant to the agreement, we have the right to process and distribute all ATSF recovered tissue. As of March 31, 2002, we owed ATSF $319,000 for tissue recovery reimbursement fees. For the year ended December 31, 2001 and the three months ended March 31, 2002, we incurred liabilities to ATSF of $378,000 and $239,000, respectively, for tissue recovery reimbursement fees. We believe the amounts we pay ATSF for its services to us under this agreement are comparable to those we pay other tissue recovery organizations who procure tissue on our behalf.

      PROPOSAL NO. 2 -- APPROVAL OF AN AMENDMENT TO THE 1994 EMPLOYEE STOCK
                                  PURCHASE PLAN

General

     The purpose of the 1994 Employee Stock Purchase Plan (the "Plan") is to attract and retain talented employees by offering significant potential rewards which are tied to Osteotech's success. The Plan, which was approved by the stockholders in 1994, provides all our employees and our subsidiaries the opportunity to acquire or increase their holdings of our Common Stock. The Plan is an "employee stock purchase plan" under Section 423 of the Internal Revenue Code, as amended (the "Code"). As of the Record Date, our employees have purchased an aggregate of 295,479 shares under the Plan.

Proposed Amendment

      The amendment to the Plan proposed herein provides for the increase in the number of shares of Common Stock available thereunder by 200,000 to an aggregate of 575,000 shares. Presently, the Plan provides for a total of 375,000 shares of Common Stock to be available for purchase thereunder and as of the Record Date, 79,521 shares remain available for such purchase. To ensure that eligible employees continue to have the opportunity to acquire a proprietary interest in Osteotech through the purchases of its Common Stock, the Board believes it is necessary that further shares of Common Stock be made available for purchase under the Plan. The Board believes that an additional 200,000 shares of Common Stock should be sufficient for this purpose over the next several years.

Summary of Current Plan

     Administration.

     The Plan is administered by the Compensation Committee of our Board of Directors. Subject to the provisions of the Plan, the Compensation Committee is authorized to determine any questions arising in the administration, interpretation and application of the Plan, and to make such uniform rules as may be necessary to carry out its provisions.

     Eligibility and Number of Shares.

     Up to 375,000 shares of Common Stock of Osteotech have been issued or are currently available for distribution under the Plan, subject to appropriate adjustments by the Compensation Committee in the event of certain changes in the outstanding shares of Common Stock by reason of stock dividends, stock splits, corporate reorganizations, recapitalizations, mergers, consolidations, combinations, exchanges of shares or similar transactions. The stock subject to stock purchase rights ("SPRs") granted under the Plan is limited to shares of authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued pursuant to SPRs exercised under the Plan is 375,000 and the number of shares subject to SPRs outstanding at any time may not exceed the number of shares remaining available for issuance thereunder. To date 295,479 SPRs have been granted.

     All of our full time employees and our subsidiaries are eligible to participate in the Plan for any Purchase Period (as defined below) so long as, on the first day of such Purchase Period, the employee is employed at least 20 hours per week. "Purchase Period" means each quarter of Osteotech's fiscal year. Any eligible employee may elect to participate in the Plan by authorizing us to deduct a specified percentage from such employee's compensation for any Purchase Period by filing an enrollment form at least one month immediately preceding the Purchase Period to which it relates. The enrollment form will authorize payroll deductions beginning with the first payday in such Purchase Period and continuing until the employee modifies his or her authorization, withdraws from the Plan or ceases to be eligible to participate. The percentage to be withheld can be between one percent (1%) and seven and one-half percent (7.5%) of annual compensation. No employee may participate in the Plan if such employee would be deemed for purposes of the Code to own, immediately after such SPR is granted, stock possessing 5% or more of the total combined voting power or value of all classes of our stock; or to hold SPRs, under all employee stock purchase plans, which are exercisable for the first time during the term of this Plan and all other plans for stock with a fair market value in excess of $25,000. We currently have approximately 320 employees who are eligible to participate in the 1994 Plan.

     Participation.

     An eligible employee who elects to participate in the Plan will authorize Osteotech to make payroll deductions of a specified percentage of the employee's gross cash compensation as defined in the Plan. A participant may, at any time during a Purchase Period, direct us to make no further deductions, as set forth in greater detail in the Plan. A participant may also elect to withdraw from the Plan at any time before the end of a Purchase Period. In the event of a withdrawal, all future payroll deductions will cease and the participant may direct that the entire credit balance in the account be used to purchase Common Stock at the end of the Purchase Period or be paid to the participant, without interest, in cash.

     Amounts withheld under the Purchase Plan will be held by us as part of its general assets until the end of the Purchase Period and then applied to the purchase of our Common Stock as described below. No interest will be credited to a participant for amounts withheld.

     Purchase of Stock.

     As of the last day of each Purchase Period, the amounts withheld for a participant in the Plan will be used to purchase shares of our Common Stock. The Common Stock issued pursuant to SPRs granted under the Plan will have a purchase price equal to 85% of the last reported sale price of the Common Stock on the applicable date of exercise. The reported last sale price of the our Common Stock on April 22, 2002 was $7.45. All amounts so withheld will be used to purchase the number of shares of Common Stock that can be purchased with such amounts at such price, unless the participant has properly notified us that he or she elects to purchase a lesser number of shares or to receive the entire amount in cash.

     If purchases by all participants will exceed the number of shares of Common Stock available for purchase under the Plan, each participant would be allocated a ratable portion of such available shares. Any amount not used to purchase shares of Common Stock would be refunded to each participant in cash.

     Certificates for the number of whole shares of Common Stock purchased by a participant will be issued and delivered to him or her as soon as practicable following the exercise date. No certificates for fractional shares will be issued and any credit balance which is not sufficient to purchase a full share will be retained in the participant's account for the subsequent Purchase Period or upon written request of the participant, promptly returned, without interest. Each participant is entitled to all rights as a holder of the shares of stock, including the right to vote the shares and receive dividends on the stock, as of the date the shares are issued.

     Death, Disability, Retirement or Other Termination of Employment.

     In the event an employee's employment with us is terminated for any reason other than death, including permanent disability or retirement, such employee (or the representatives of such employee, if applicable) shall have the right to withdraw amounts previously withheld and have such amounts remitted, without interest.

     If an employee dies, the employee's beneficiary may withdraw amounts previously withheld and have such amounts remitted, without interest, or elect to continue the employee's participation in the Plan and have Osteotech retain amounts withheld, to be used to purchase Common Stock.

     Rights Not Transferable.

     SPRs are nontransferable, other than following the death of a participating employee. No right or interest of any participant in the Purchase Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.

     Amendment or Modification.

     The Board of Directors may at any time amend the Plan in any respect which shall not adversely affect the rights of participants pursuant to shares previously acquired under the Plan, provided that approval by our shareholders is required to (i) increase the number of shares to be reserved under the Plan (except for adjustments by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and similar transactions), (ii) decrease the minimum purchase price,
(iii) withdraw the administration of the Plan from the Compensation Committee, or (iv) change the definition of employees eligible to participate in the Plan.

     Termination.

     All rights of participants in any offering under the Plan will terminate at the earlier of (i) the day that participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30 days' notice has been given to all participants. The Plan shall terminate upon the earlier of the issuance of all of the shares of Common Stock reserved for issuance under the Plan or June 23, 2004 (the tenth anniversary of the initial approval of the Plan by our stockholders). Upon termination of the Plan, shares of Common Stock will be purchased for participants in accordance with the terms of the Plan, and cash, if any, previously withheld and not used to purchase Common Stock will be refunded to the participants, as if the Plan were terminated at the end of a Purchase Period.

Federal Tax Considerations.

The following is a brief summary of the federal income tax aspects of the SPRs that may be granted under the Plan based upon federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

The Plan, and the right of participants to make purchases of our common stock pursuant to the Plan, is intended to be eligible for the favorable tax treatment provided by Sections 421 and 423 of the Internal Revenue Code. Participant contributions to the Plan will be withheld on an after tax basis and, therefore, will be subject to standard payroll tax liabilities. A participant will realize no additional income upon the grant of the SPRs or upon the purchase of the underlying common stock under the Plan. We will be subject to a tax deduction for the regular compensation paid to the participant and for the standard employer payroll tax liabilities, but will not be entitled to any tax deduction for the grant of the SPR or the purchase by the participant of the underlying common stock.

Upon disposition of the common stock acquired by a participant, a participant's tax liability will be as follows:

     o the difference between the fair market value of the common stock on the date of purchase and the purchase price, if the common stock is held for less than 21 months, or if the common stock is held for more than 21 months, the lesser of the actual gain, if any, on disposition or 15% of the fair market value of the common stock on the first day of the fiscal quarter in which the SPR is granted, will be treated as ordinary income; and

     o the difference between the sale price of the common stock and the sum of the purchase price of the common stock and any ordinary income recognized on the disposition of the common stock will be treated as a capital gain or loss. The capital gain or loss will be treated as a long-term gain or loss if the participant has held the shares for more than one year.

If upon disposition of the shares by a participant, the participant held the shares for less than 21 months, we will be entitled to a tax deduction equal to the ordinary income recognized by the participant. If the participant held the shares for more than 21 months, we will not be entitled to a tax deduction.

The foregoing provides only a general description of the application of federal income tax laws to SPRs under the Plan. This discussion is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to participants in the Plan. Different tax rules may apply. The summary does not address the effects of any other federal taxes.

Board recommendation and stockholder vote required

     The Board of Directors recommends a vote FOR ratification of the amendment to the 1994 Employee Stock Purchase Plan to increase the number of SPRs reserved for issuance under the 1994 Employee Stock Purchase Plan to be increased by 200,000 shares to 575,000 shares. (Proposal No. 2 on the Proxy Card). The affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the proposal will be required for approval.

                   PROPOSAL NO. 3 -- RATIFICATION OF AUDITORS

     The Audit Committee of the Board of Directors approved the retention of PricewaterhouseCoopers LLP as Osteotech's independent auditors for the year ending December 31, 2002. PricewaterhouseCoopers LLP and its predecessor Coopers and Lybrand L.L.P. have served as Osteotech's independent auditors since 1987. Representatives of PricewaterhouseCoopers LLP will be available to answer questions and make statements at the annual meeting.

Board recommendation and stockholder vote required

     The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Osteotech's independent auditors for the year ending December 31, 2002 (Proposal No. 3 on the proxy card). The affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the proposal will be required for approval.

     If the appointment is not ratified, management will select other independent auditors. If the appointment is ratified, management reserves the right to appoint other independent auditors.

                          ANNUAL REPORT TO STOCKHOLDERS

     Osteotech's 2001 Annual Report to Stockholders accompanies this proxy statement.

                             STOCKHOLDERS' PROPOSALS

     In order for a stockholder to have a proposal included in the proxy statement for the 2003 annual stockholders' meeting, the proposal must comply with both the procedures identified by Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and be received in writing by Osteotech's Secretary on or before 5:00 P.M. Eastern Standard Time on January 8, 2003. Such a proposal will be considered at the 2003 annual stockholders' meeting.

     In the event a stockholder does not meet the January 14, 2003 deadline, the stockholder can still give notice of a proposal to be presented at the 2003 annual stockholders' meeting until March 25, 2003, however, such proposal will not be included in the proxy materials relating to such meeting. Such a proposal will be considered timely within Rule 14a-4(c) and may be considered at the 2003 annual stockholders' meeting if it complies with Rule 14a-8.

     Any proposal received after March 31, 2003 will be considered untimely and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

                                     GENERAL

     The expenses of preparing and mailing this proxy statement and the accompanying proxy card and the cost of solicitation of proxies, if any, will be borne by Osteotech. In addition to the use of mailings, proxies may be solicited by personal interview, telephone and telegraph, and by directors, officers and regular employees of Osteotech without special compensation therefore. Osteotech expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of Osteotech's common stock.

     Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR all of the proposals described in this proxy statement.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the annual meeting. If matters other than the foregoing should arise at the annual meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxy card.

     Please complete, sign and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.

                                             By Order of the Board of Directors,


                                             /s/ Michael J. Jeffries
                                             -----------------------------------
                                             MICHAEL J. JEFFRIES
                                             Secretary

Dated: April 29, 2002

                                 OSTEOTECH, INC.
                                      PROXY
                                  COMMON STOCK

                          ANNUAL MEETING: JUNE 13, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Richard W. Bauer and Michael J. Jeffries, and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated below and on the reverse side, upon the following proposals and in the discretion of the proxies on such other matters as may properly come before the Annual Meeting of Stockholders of Osteotech, Inc. to be held at the Sheraton Eatontown Hotel and Conference Center, 6 Industrial Way East, Eatontown, New Jersey 07724 on Thursday, June 13, 2002 at 9:00 A.M. or any adjournment(s), postponement(s) or other delay(s) thereof (the "Annual Meeting"), all shares of common stock of Osteotech to which the undersigned is entitled to vote at the Annual Meeting. The following proposals are more fully described in the Notice of Annual Meeting and Proxy Statement for the Annual Meeting dated April 29, 2002 (receipt of which is hereby acknowledged).

     UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSALS 1, 2, AND 3.

(Continued and to be dated and signed on the reverse side.)

                                                       OSTEOTECH, INC.
                                                       51 JAMES WAY
                                                       EATONTOWN, NJ 07724

1.   To elect six (6)    FOR all nominees     [_]     WITHHOLD AUTHORITY     [_]
     directors.          listed below.                for all nominees
                                                      listed below

     Nominees: Richard W. Bauer, Kenneth P. Fallon, III, Michael J. Jeffries, Donald D. Johnston, John Phillip Kostuik M.D., FRCS(C) and Stephen J. Sogin, Ph.D. (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

     Exceptions:________________________________________________________________

2. To approve the amendment of the 1994 Employee Stock Purchase Plan, increasing the number of shares of Common Stock from 375,000 to 575,000.

FOR     [_]                AGAINST    [_]                      ABSTAIN     [_]

3. To ratify the appointment of PricewaterhouseCoopers LLP as Osteotech's independent auditors for the year ending December 31, 2002.

FOR     [_]                AGAINST    [_]                      ABSTAIN     [_]

4.   To transact such other business as may properly come before the Annual
     Meeting.

                                   PLEASE CHECK THIS BOX IF YOU EXPECT TO
                                   ATTEND THE ANNUAL MEETING IN PERSON.      [_]

                                   (Please sign exactly as name appears to
                                   the left, date and return. If shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                                  Please Date: _________________________________

                                  Sign Here: ___________________________________

                                  ______________________________________________
                                          Signature (if held jointly)

                                   Capacity (Title or Authority, i.e.,
                                   President, Partner, Executor, Trustee) Votes must be indicated in Black or Blue ink.

PLEASE SIGN AND DATE AND RETURN YOUR PROXY TODAY